UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2012

GLOBAL EARTH ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

0-31343 (Commission File Number)	36-4567500 (IRS Employer Identification No.)
1213 Culberth Drive, Wilmington, North Carolina (principal executive offices)	28405 (Zip Code)

(910) 270-7749
(Registrant’s telephone number, including area code)

_____________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01

Entry into a Material Definitive Agreement.

On June 14, 2012, Global Earth Energy, Inc. executed a Joint Venture Agreement with Western Energy Group to develop the Smith-Needham prospect located in Gonzales County, Texas.  Western Energy Group is engaged in the onshore exploration and development of oil and natural gas.  With over 60 years of combined experience of the key team members, Western Energy Group believes it is well positioned to identify, operate, enhance and prudently acquire properties that have current production and strong recompletion/workover opportunities.

The Smith and Needham leases are located in the Austin-Chalk trend of Gonzales County, Texas.  The area is in one of the most active oil shale trends of the decade known as the Eagle Ford Shale.

Wells and Leases: Smith and Needham Leases

There are a total of approximately 680 acres of leasehold interest with multiple drilling locations identified and two active oil wells located on 160 acres of the Smith-Needham prospect.  Available interest is up to 75% working interest in the development acreage and the producing 160 acre Smith lease in the Smith-Needham prospect.  We propose to first do a workover of the Smith No. 2 well whereby we hope to increase production from the current 10-15 barrels per day to up to 40 barrels per day.  We plan on drilling two new 6,500 foot horizontal Eagle Ford oil wells.

The property features:

•

Proven developed producing and behind pipe reserves (PDP, PDNP) in the Austin Chalk and Buda Formations;

•

Multiple drilling locations identified in the Austin Chalk and Eagle Ford trends for future development with up to 250,000 barrels of oil recovery per well;

•

Multiple pay targets and well diversity will provide us with enhanced risk management; and

•

Estimated production after our proposed drilling program of up to 850 barrels of oil per day with estimated prospect reserves exceeding 1,000,000 barrels of oil.

In the early 1980s, Mitchell Energy, a Texas based company, began experimenting with hydraulic fracturing in a formation found in North Texas called the Barnett Shale.  Like many other shale formations throughout the country, the Barnett was previously thought to be non-commercial due to the low permeability of the reservoir.  Companies that had attempted earlier completions in these shale formations were ultimately disappointed by short lived production as the formations were simply too “tight” to allow for efficient reservoir drainage.  Mitchell worked diligently to perfect a combination of horizontal drilling and hydraulic fracturing that would ultimately unlock the secrets of the shale.  By the late 1990s, Mitchell’s years of persistence paid off.

Once the economic viability of the Barnett Shale was established, the industry started to take a hard look at other shale formations encountered nationwide while drilling and producing conventional reservoirs.  One such company was Houston, Texas based Petrohawk.  The STS No. 241-1H, drilled in 2008 in LaSalle County, Texas, was the discovery well for the Eagle Ford Shale, located in over 24 counties and stretching over 400 miles from deep south Texas into the northeastern part of the state; the discovery of the Eagle Ford is changing the industry again.  Western Energy Group and Global Earth Energy have teamed up to pursue and develop the Eagle Ford along the oil window in Gonzales County, Texas.

Some of the material provisions of the Joint Venture Agreement are as follows:

1.

Definitions.  When used in the Joint Venture Agreement, the following terms shall have the meanings ascribed to them below unless otherwise clearly required by the context in which such term is used.  Other capitalized terms used in the Joint Venture Agreement shall have the meanings ascribed to them in the Joint Operating Agreement attached as Exhibit B to the Joint Venture Agreement.

“Joint Operating Agreement” or “JOA” shall mean the Joint Operating Agreement dated or updated contemporaneously with the Joint Venture Agreement, between the designated Operator, and Global Earth Energy, Inc. as Non-Operator, covering operations on the Contract Area of the Smith and Needham Leases.

“Smith and Needham Leases” shall mean the wells and associated leasehold interests within the designated Contract Area known as the Eagle Ford-Austin Chalk Horizontal Drilling Program, Gonzales County, Texas, and attached as Exhibit A to the Joint Venture Agreement.

2.

Funding.  Upon funding of the total $75,000, which will occur no later than 120 days from the date of execution of the Joint Venture Agreement, Global Earth Energy will acquire a one percent working interest in the leasehold.  The oil and gas leases are subject to a royalty burden as stated in the leases referenced in Exhibit A attached to the Joint Venture Agreement.  Global Earth Energy agrees to submit to Western Energy Group the sum of $75,000 representing the leasehold acquisition plus Global Earth Energy’s proportionate share of the turn-key drilling and workover costs as identified in the Eagle Ford-Austin Chalk Horizontal Drilling Program.  Global Earth Energy will be provided with an Assignment and Bill of Sale evidencing Global Earth Energy’s interest in the Leasehold, the form as attached in Exhibit “A” to the Joint Venture Agreement.

3.

Initial Operations.  Global Earth Energy’s costs of the two new drill wells and one workover per the Eagle Ford-Austin Chalk Horizontal Drilling Program will be on a turn-key basis and paid out of the initial funding from Global Earth Energy.  Any additional costs to equip the wells for production and or operations or other expenses as covered in the JOA, including the eventual plugging and abandonment of the wells, shall be borne by all parties, including Western Energy Group (and/or its assign) in the proportion of their respective ownership interests.  All subsequent operations on the Smith and Needham Leases shall be under the terms of the JOA.  Western Energy Group reserves the right to alter proposed completions and/or workovers as it deems prudent and necessary.

4.

Designation of Operator.  Western Energy Group shall operate or designate the operator (“Operator”) of the Smith and Needham Leases.  Such designee may not be removed as Operator without the written consent of Western Energy Group, except in the case of gross negligence or willful misconduct.  Operator will receive compensation for operations as set forth and described in the JOA.

5.

Sale of Production.  All production of oil and gas from the Smith and Needham Leases shall be marketed by the Operator on a best efforts basis and on the same terms and conditions under which Operator markets it own share of production.  The Operator is authorized and empowered to enter into contracts for the sale of production and receive all proceeds from the purchasers of such production and to execute and deliver to such purchasers all division orders or other documentation necessary or convenient to the sale of the production from the Smith and Needham Leases.  All proceeds from the sale of production shall be credited to the interests in the respective percentages owned by each party to the JOA.

6.

Reserves for Payment of Costs; Distributions.  The Operator shall be entitled to maintain cash reserves from the proceeds of production in an amount reasonably estimated as thirty days of projected expenses for all wells, together with a reserve for plugging costs in an amount reasonably estimated to equal the cost of plugging and abandonment on a unified basis covering all wells.  All credit balances for in excess of these reserve amounts shall be paid monthly to Global Earth Energy.

7.

Separate Liability; No Partnership.  Liability of the parties under the Joint Venture Agreement and the JOA shall be separate and not joint or collective.  Nothing in the Joint Venture Agreement or in the JOA shall be construed to be or to create a partnership or a mining partnership.

8.

Liability of Western Energy Group; Standard of Care.  Western Energy Group shall be held to an ordinary standard of care in the exercise of its duties under the Joint Venture Agreement in the exercise of its reasonable business judgment and shall not be liable to the Global Earth Energy as a fiduciary or held to a standard of care other than gross negligence or willful misconduct or as otherwise noted in the JOA.

9.

Term.  The Joint Venture Agreement shall remain in full force and effect for so long as any well on the Smith and Needham Leases is producing or capable of producing in commercial quantities.

A copy of each of the Joint Venture Agreement and the Joint Operating Agreement is attached to this report as an exhibit.

Item 3.02

Unregistered Sales of Equity Securities.

On June 14, 2012, Global Earth Energy adopted that certain Global Earth Energy, Inc. 2012 Options, Restricted Stock and Performance-Based Awards Stock Plan (the “Plan”).  The purposes of the Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to directors, officers, employees and consultants of Global Earth Energy and its subsidiaries and to promote the success of our business.  To accomplish the foregoing, the Plan provides that we may grant Options, Restricted Stock and Performance-Based Awards (each as defined under the Plan).  Options granted under the Plan may be incentive stock options (as defined under Section 422 of the Internal Revenue Code) or nonstatutory stock options, as determined by the administrator of the Plan at the time of grant of an Option and subject to the applicable provisions of Section 422 of the Internal Revenue Code, as amended, and the regulations promulgated thereunder.

On June 14, 2012, we awarded 10,000,000 shares of restricted stock to each of our directors, Sydney A. Harland, Betty A. Harland, Edmund Gorman, Robert Glassen, Arthur N. Kelly, and Richard Proulx, each of whom executed a Restricted Stock Award Agreement.  Mr. and Mrs. Harland and Mr. Gorman are also officers of Global Earth Energy.

The shares were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act or Rule 506 of Regulation D promulgated under the Securities Act.  Each investor took his securities for investment purposes without a view to distribution and had access to information concerning us and our business prospects, as required by the Securities Act.  In addition, there was no general solicitation or advertising for the purchase of our shares.  Our securities were sold only to an accredited investor, as defined in the Securities Act with whom we had a direct personal preexisting relationship, and after a thorough discussion.  Finally, our stock transfer agent has been instructed not to transfer any of such shares, unless such shares are registered for resale or there is an exemption with respect to their transfer.

Each of Sydney A. Harland, Betty A. Harland, Edmund Gorman, Robert Glassen, Arthur N. Kelly, and Richard Proulx was provided with access to our filings with the SEC, including the following:

•

Our annual report to stockholders for the most recent fiscal year, the definitive proxy statement filed in connection with that annual report, and, if requested by the purchaser in writing, a copy of our most recent Form 10-K under the Exchange Act.

•

The information contained in an annual report on Form 10-K under the Exchange Act.

•

The information contained in any reports or documents required to be filed by the Registrant under sections 13(a), 14(a), 14(c), and 15(d) of the Exchange Act since the distribution or filing of the reports specified above.

•

A brief description of the securities being offered, and any material changes in the Registrant’s affairs that are not disclosed in the documents furnished.

A copy of each of the Global Earth Energy, Inc. 2012 Options, Restricted Stock and Performance-Based Awards Stock Plan and the executed Restricted Stock Award Agreement for each of our directors is attached to this report as an exhibit.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 3.02, above.

Item 9.01

Financial Statements and Exhibits.

(a)

Financial Statements of Business Acquired.  Not applicable.

(b)

Pro forma financial information.  Not applicable.

(c)

Shell company transaction.  Not applicable.

(d)

Exhibits.  The following exhibits are filed herewith:

Exhibit No.	Identification of Exhibit
10.1	Joint Venture Agreement between Global Earth Energy, Inc. and Western Energy Group agreed to June 14, 2012.
10.2	Joint Operating Agreement between Global Earth Energy, Inc. and Western Energy Group agreed to June 14, 2012.
10.3	Global Earth Energy, Inc. 2012 Options, Restricted Stock and Performance-Based Awards Stock Plan, adopted June 14, 2012.
10.4	Restricted Stock Award Agreement for Sydney A. Harland, executed June 14, 2012.
10.5	Restricted Stock Award Agreement for Betty A. Harland, executed June 14, 2012.
10.6	Restricted Stock Award Agreement for Edmund Gorman, executed June 14, 2012.
10.7	Restricted Stock Award Agreement for Robert Glassen, executed June 14, 2012.
10.8	Restricted Stock Award Agreement for Arthur N. Kelly, executed June 14, 2012.
10.9	Restricted Stock Award Agreement for Richard Proulx, executed June 14, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2012.	GLOBAL EARTH ENERGY, INC.

By /s/ Sydney A. Harland
Sydney A. Harland, Chief Executive Officer